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                                                           EXHIBITS 5.1 and 23.1

[SCANSOFT LOGO]


                                  May 30, 2001



ScanSoft, Inc.
9 Centennial Drive
Peabody, Massachusetts 01960

         Re: Registration Statement on Form S-3

Gentlemen & Ladies:

         I am General Counsel of ScanSoft, Inc., a Delaware corporation (the "Company"). This opinion is given in connection with the Registration Statement on Form S-3 under the Securities Act of 1933 relating to the sale by the persons named therein to the public of up to 4,761,905 shares of your Common Stock, $0.001 par value per share ("Shares").

         I am of the opinion that the issuance of the Shares has been duly authorized by your Board of Directors, and the Shares are validly issued, fully paid and nonassessable.

         I hereby consent to the filing of the opinion as an exhibit to the Registration Statement.


                                         Sincerely,

                                         /s/ Jo-Anne Sinclair
                                         Jo-Anne Sinclair
                                         General Counsel